Exhibit 5.1

SILVERMAN SHIN & BYRNE PLLC

Wall Street Plaza

22nd Floor

88 Pine Street

NEW YORK, NY 10005

212.779.8600

Facsimile: 212.779.8858

__________

January 21, 2022

Board of Directors

AIM ImmunoTech Inc.

2117 SW Highway 484

Ocala FL34473

Ladies and Gentlemen:

We have acted as special counsel to AIM ImmunoTech Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities of the Company, with an aggregate initial public offering price of up to $100,000,000 (each a “Security” and collectively, or in any combination, the “Securities”):

(i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”);

(ii) one or more classes or series of shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”);

(iii) purchase contracts entitling or obligating holders to purchase from or sell to the Company, and for the Company to sell to or purchase from such holders, a specific or varying number of debt or equity securities issued by the Company or by an entity other than the Company at a future date or dates;

(iv) warrants to purchase Common Stock, Preferred Stock, debt securities, other securities or any combination of those securities;

(v) subscription rights to purchase Common Stock or Preferred Stock;

(vi) depositary receipts;

(vii) debt securities, which may be senior or subordinated, convertible or non-convertible, secured or unsecured;

(viii) Rights (as defined below); and

(ix) units consisting of any combination of the foregoing securities.

This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as expressly stated herein with respect to the issuance of any Securities.

Each share of Common Stock will be accompanied by, if issued prior to the termination of or such earlier event as specified in the Plan (as hereinafter defined), a right (each, a “Right” and collectively, the “Rights”) to purchase under certain circumstances, from the Company, one one-hundredth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Junior Participating Preferred Stock”), pursuant to an Amended and Restated Rights Agreement, dated as of November 14, 2017 (the “Plan”), between the Company and American Stock Transfer &Trust Company, LLC, as Rights Agent (the “Rights Agent”), for which no separate consideration will be received. The Rights associated with the Common Stock initially will trade together with the Common Stock.

The Securities may be issued and sold by the Company pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (each, a “Prospectus Supplement”). The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Securities, as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement.

For purposes of rendering this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the bylaws of the Company and the certificate of incorporation of the Company, including the Certificate of Amendment to the Amended and Restated Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock, all as amended through the date hereof (collectively, the “Governing Documents”) and (iii) such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in our examination and in rendering this opinion letter, we have, with your permission, assumed without independent verification, that (i) each document we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) each indenture has been or will be executed in substantially the form filed as an exhibit to the Registration Statement; (iii) any and all agreements, instruments or other documents relating to the offering, issuance or sale of any Securities, including, without limitation, any and all shares of Common Stock, shares of Preferred Stock, Rights, debt securities, indentures (including any officer’s certificate or supplemental indenture relating thereto), warrant agreements (including each warrant certificate contemplated thereby), and unit agreements (including each unit certificate contemplated thereby) (collectively, the “Securities Documents”) have been or will be duly authorized, executed and delivered by the Company; (iv) the obligations of each party set forth in the Securities Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (v) no Securities have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; (vi) the Company has taken or will take all corporate action required in connection with the authorization, offering, issuance and sale of Securities (including, without limitation, any Common Stock, Preferred Stock, Rights or other securities of the Company underlying any warrants, debt securities or units), and all Securities have been or will be offered, issued and sold, in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times, and any and all certificates evidencing Common Stock, Preferred Stock, Rights, warrants, debt securities or units are or will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws, the Governing Documents and the relevant Securities Documents; (vii) after any issuance of Common Stock, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s certificate of incorporation; (viii) the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of each class or series of Preferred Stock have been or will be fixed in a certificate of designation or an amendment to the certificate of incorporation relating to such class or series, prepared in the form prescribed by applicable law, duly signed by an officer of the Company and properly filed with the Delaware Secretary of State prior to the issuance of any shares of such class or series of Preferred Stock, and at no time will the total number of shares of Preferred Stock designated pursuant to all then-effective certificates of designation and certificate of incorporation, as amended, exceed the total number of shares of Preferred Stock then authorized under the Company’s certificate of incorporation; (ix) after any issuance of Preferred Stock, the total number of issued and outstanding shares of each class or series thereof, together with the total number of shares of such class or series then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of such class or series then designated under the certificate of designation or certificate of incorporation, as amended, for such class or series; (x) the statements of fact and representations and warranties set forth in the documents we have reviewed are, or at all relevant times will be, true and correct as to factual matters; (xi) each natural person executing a document has or will have sufficient legal capacity to do so; (xii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (xiii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

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We have further assumed for purposes of this opinion that (i) the trustee under any applicable indenture (the “Trustee”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the indenture and any supplemental indentures thereto will be duly authorized, executed and delivered by the Trustee and constitutes a legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iii) the Trustee and the Rights Agent, as the case may be, are duly qualified to engage in the activities contemplated by the indenture or the Plan, as the case may be; (iv) the Trustee and the Rights Agent, as the case may be, have the requisite organizational and legal power and authority to perform their respective obligations under the indenture or the Plan, as the case may be; (v) the Trustee is qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 will be properly filed as an exhibit to the Registration Statement; and (vi) any debt securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have also assumed that the terms of the Rights will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have also assumed that (i) at the time of issuance and delivery of the Rights, the Plan will be the valid and legally binding obligation of the Rights Agent, (ii) the Rights Agent is validly existing under the law of the jurisdiction in which it is organized and (iii) at the time of issuance and delivery of the Rights, there are a sufficient number of Rights and shares of Series A Junior Preferred Stock authorized under the Plan and the Governing Documents, as the case may be, and the Plan and are not otherwise reserved for issuance.

We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Insofar as the opinions expressed herein relate to matters of United States federal laws or regulations or to matters of the DGCL, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), concepts of materiality and reasonableness, good faith and fair dealing and the discretion of the court in which a proceeding is brought and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. With respect to shares of Common Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, including without limitation the due reservation of any Common Stock for issuance, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, in each case in accordance with the Governing Documents, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, which consideration shall not be less than the par value of the Common Stock, such shares of Common Stock will be validly issued, fully paid, and non-assessable.

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2. With respect to shares of any series of Preferred Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a certificate of designation or amendment to the certificate of incorporation fixing and determining the terms of such Preferred Stock conforming to the DGCL, the filing of a certificate or amendment, as applicable, with the Secretary of State of Delaware, the payment in full of any filing fees attendant thereto, and the due reservation of any Common Stock and Preferred Stock for issuance, and (b) certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered, in each case in accordance with the Governing Documents, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (which consideration shall not be less than the par value of the Preferred Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, which consideration shall not be less than the par value of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid, and non-assessable.

3. With respect to the issuance of any purchase contracts, when (a) the board of directors of the Company has taken all necessary corporate action to approve the purchase contract agreement to be entered into in connection with the issuance of any purchase contracts and such purchase contract agreement has been validly executed and delivered by the purchase contract agent and Company, (b) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any purchase contracts duly established in accordance with the applicable purchase contract agreement and (c) such purchase contracts have been duly executed, countersigned, registered, issued and delivered in accordance with the purchase contract agreement and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, such purchase contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness, equitable principles of general applicability and unenforceability under certain circumstances of provisions providing for indemnification of or contribution to a party where such indemnification or contribution is contrary to public policy.

4. With respect to the issuance of any warrants, when (a) the board of directors of the Company has taken all necessary corporate action to approve the warrant agreement to be entered into in connection with the issuance of any warrants and such warrant agreement has been validly executed and delivered by the warrant agent and Company, (b) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any warrants duly established in accordance with the applicable warrant agreement and (c) such warrants have been duly executed, countersigned, registered, issued and delivered in accordance with the warrant agreement and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company (assuming the securities issuable upon exercise of the warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), such warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness, equitable principles of general applicability and unenforceability under certain circumstances of provisions providing for indemnification of or contribution to a party where such indemnification or contribution is contrary to public policy.

5.         With respect to the subscription rights, when (a)  the board of directors of the Company has taken all necessary corporate action to authorize the issuance and the specific terms of such subscription rights, the terms of the offering thereof, and related matters and (b) such subscription rights and agreements relating to the subscription rights have been duly executed and delivered in accordance with the terms thereof, then such subscription rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness, equitable principles of general applicability and unenforceability under certain circumstances of provisions providing for indemnification of or contribution to a party where such indemnification or contribution is contrary to public policy.

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6. With respect to the depositary shares, when (i) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the depositary shares, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to the preferred stock underlying the depositary shares as required by applicable law and the filing of the certificate of designation with the Secretary of State of the State of Delaware as required by applicable law; (ii) the depositary agreement or agreements relating to the depositary shares and the related depositary receipts have been duly authorized by the board of directors of the Company and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of preferred stock underlying the depositary shares have been duly authorized, validly issued and deposited with the depositary under the applicable depositary agreement; and (iv) the depositary receipts representing the depositary shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the depositary shares will be legally issued and will entitle their holders to the rights specified in the deposit agreement and the depositary receipt.

7. With respect to any debt securities, when (a) the board of directors of the Company has taken all necessary corporate action to approve an applicable indenture, if any, or any amendment or supplement thereto or other agreement in respect thereof, if any, and such indenture, if any, or any amendment or supplement thereto or other agreement in respect thereof, if any, has been validly executed and delivered by the Company, (b) any applicable indenture, if required, has been duly qualified under the Trust Indenture Act of 1939, as amended, if qualification is required thereunder, (c) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any series of debt security duly established in accordance with the applicable indenture, if any, and (d)  such debt security have been duly executed, countersigned, registered, issued and delivered either (i) in accordance with the indenture, if any, or any amendment or supplement thereto or other agreement in respect thereof, if any, the applicable definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, such debt securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness, equitable principles of general applicability and unenforceability under certain circumstances of provisions providing for indemnification of or contribution to a party where such indemnification or contribution is contrary to public policy, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or state law, (y) the validity, legally binding effect or enforceability of any provision of the indenture that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principle amount upon acceleration of the debt securities to the extent determined to constitute unearned interest.

8. With respect to the Rights, when (A) all actions and conditions with respect to the Common Stock referred to in opinion paragraph number 1 above have been taken or satisfied; and (B) if and when separated from the Common Stock, the Rights have been duly executed, countersigned or authenticated by the Rights Agent, registered and delivered, the Rights attached to the Common Stock in accordance with the Plan will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) an implied covenant of good faith and fair dealing, and (d) public policy considerations which may limit the rights of parties to obtain remedies. In addition, in our opinion with respect to the Rights and the Plan, (i) we express no opinion as to any determination a court of competent jurisdiction may make regarding whether the board of directors of the Company would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time, (ii) we have assumed that the members of the board of directors of the Company acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Plan, and (iii) we address the Rights and the Plan in their entirety, and it is not settled whether the invalidity of any particular provision of the Plan or of the Rights issued thereunder would result in invalidating such Plan or Rights in their entirety.

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9. With respect to the issuance of any units, when (a) the board of directors of the Company has taken all necessary corporate action to approve the unit agreement, if any, to be entered into in connection with the issuance of any units and such unit agreement, if any, has been validly executed and delivered by the unit agent, if any, and the Company, (b) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any units duly established in accordance with the applicable unit agreement, if any, and (c) such units have been duly executed, countersigned, registered, issued and delivered in accordance with the unit agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, such units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness, equitable principles of general applicability and unenforceability under certain circumstances of provisions providing for indemnification of or contribution to a party where such indemnification or contribution is contrary to public policy.

We express no opinion as to the validity, legally binding effect or enforceability of any provision of the indenture, any supplemental indenture, or the debt securities that requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be usurious, commercially unreasonable or a penalty or a forfeiture. In addition, we express no opinion as to the creation, validity or enforceability of any security interest or lien purported to be created by the indenture or any supplemental indenture, the perfection of any security interest or lien purported to be created by the indenture or any supplemental indenture, or the priority of any security interest or lien purported to be created by the indenture or any supplemental indenture.

In addition, we express no opinion as to the validity, legally binding effect or enforceability of (i) the waiver of rights and defenses contained in the indenture, debt securities, the Plan or the Rights or (ii) provisions of the indenture, debt securities, the Plan or the Rights relating to severability. The opinions expressed herein are based upon the applicable laws of the State of Delaware and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

     The opinions set forth above are subject to the following additional assumptions and limitations:

(i) the Registration Statement, any amendments thereto (including post-effective amendments), will have been declared effective under the Act and such effectiveness shall not have been terminated, suspended or rescinded;

(ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein;

(iii) a definitive purchase, underwriting or similar agreement and any other necessary agreements with respect to any Securities offered or issued will have been duly authorized and duly executed and delivered by the Company and the other parties thereto;

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(iv) the final terms of any of the Securities (including any Securities comprising the same or subject thereto), and when issued, the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder or respect thereof in accordance with the terms thereof, and any consideration received by the Company for any such issuance, sale and delivery, will comply with, and will not violate, the Governing Documents or any applicable law, rule or regulation, or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale and delivery of such Securities or the incurrence and performance of such obligations may be subject or violate any applicable public policy, or be subject to any defense in law or equity;

(v) the Company shall have taken all action required to be taken by the Company, based on the type of Security being offered, to authorize the offer and issuance thereof, and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization), the board of directors of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Governing Documents (subject to the further assumption that none of the Governing Documents have been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);

(vi) there will exist, under the certificate of incorporation, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), as the case may be; and

(vii) to the extent they purport to relate to liabilities resulting from or based upon gross negligence, recklessness or other conduct committed or omitted willfully or in bad faith or any violation of federal or state securities or blue sky laws, we express no opinions concerning the enforceability of indemnification provisions.

The opinions above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or at equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Silverman Shin & Byrne PLLC
Silverman Shin & Byrne PLLC

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